Exhibit 10.3

FORM OF EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of June 24, 2020, is entered into by and among La Jolla Pharmaceutical Company, a California corporation (“Parent”), TTP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and the stockholder of Tetraphase Pharmaceuticals, Inc. set forth on Schedule A hereto (the “Stockholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Company Warrants to purchase Company Common Stock set forth opposite the Stockholder’s name on Schedule A (all such Company Warrants, the “Subject Warrants”);

WHEREAS, concurrently with the execution hereof, Parent, Purchaser and Tetraphase Pharmaceuticals, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, that (i) Purchaser shall commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Company Common Stock and (ii) following the completion of the Offer, Purchaser shall be merged with and into the Company, with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent, in each case upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Purchaser to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

[INTENTIONALLY LEFT BLANK]

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

The Stockholder represents and warrants to Parent and Purchaser that:

2.1    Authorization; Binding Agreement. If the Stockholder is not an individual, the Stockholder is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within the Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of the Stockholder, and the Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. If the Stockholder is an individual, the Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Legal Requirements relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

2.2    Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will (a) if the Stockholder is not an individual, contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, bylaws or other similar charter or organizational documents of the Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority on the part of the Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) contravene, conflict with or result in a violation or breach of, or result in a default under (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Stockholder (other than one created by Parent or Purchaser), or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or by which any of its assets are bound, except as would not, in the case of each of clauses (b), (c), (d) and (e), reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform its obligations under this Agreement.

2.3    Ownership of Subject Warrants. The Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all the Stockholder’s Subject Warrants and has good and marketable title to all such Subject Warrants free and clear of any liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of the Stockholder in respect of such Subject Warrants (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (i) this Agreement; (ii) any applicable restrictions on transfer under the Securities Act or any other applicable securities law, (iii) any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, applicable securities laws and similar considerations; (iv) any lien for current Taxes not yet due and payable or Taxes being contested in good faith by appropriate proceedings; and (v) liens that do not (in any individual case or in the aggregate) restrict in any material respect the ability of the Stockholder to comply with its obligations under this Agreement.

2.4    Intentionally Left Blank.

2.5    Reliance. The Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.6    Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the actual knowledge of the Stockholder, threatened in writing against the Stockholder or any of the Stockholder’s properties or assets (including any Shares beneficially owned by the Stockholder) before or by any Governmental Body that would reasonably be expected to prevent or otherwise materially impair the ability of the Stockholder to perform the obligations of the Stockholder under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser represent and warrant to the Stockholder that:

3.1    Organization and Qualification. Each of Parent and Purchaser is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization.

3.2    Authority for this Agreement. Each of Parent and Purchaser has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser have been duly and validly authorized by all necessary entity action on the part of each of Parent and Purchaser, and no other entity proceedings on the part of Parent and Purchaser are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Stockholder, constitutes legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Legal Requirements relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees that until the termination of this Agreement:

4.1    Intentionally Omitted.

4.2    Documentation and Information. From the date of this Agreement until the Closing, the Stockholder shall not make any public announcement regarding this Agreement, the Contemplated Transactions and the other transactions contemplated hereby without the prior written consent of Parent, except (a) as may be required by applicable Legal Requirements

(provided that reasonable notice of any such disclosure will be provided to Parent) or (b) to the extent such announcement contains information that has been previously disclosed publicly. The Stockholder consents to and hereby authorizes Parent and Purchaser to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document necessary in connection with the Offer, the Merger and the other Contemplated Transactions, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent and Purchaser may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body. The Stockholder agrees to promptly give Parent and the Company any information either may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify Parent and the Company upon becoming aware of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

4.3    Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Warrants, the terms of this Agreement shall apply to the resulting securities.

4.4    Waiver of Certain Actions. The Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Offer or the Closing) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

4.5    No Solicitation. Subject to Section 4.4 (No Solicitation) of the Merger Agreement, the Stockholder agrees that the Stockholder shall immediately cease any solicitation, discussions or negotiations with any Persons that may be ongoing by the Stockholder as of the date of this Agreement with respect to an Acquisition Proposal. Until the Specified Time, the Stockholder shall not, directly or indirectly, (a) solicit, initiate or knowingly facilitate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal.

ARTICLE V

WARRANT TREATMENT

The Stockholder acknowledges and agrees that, at the Effective Time, each Subject Warrant owned by the Stockholder that is then-outstanding and unexercised as of immediately prior to the Effective Time shall, pursuant to the terms hereof and as a result of the Merger and without any other action on the part of the Stockholder, receive, in lieu of any other amount or consideration to which the Stockholder might otherwise have been entitled to receive pursuant to such Subject Warrant, $2.69 in cash for each share of Company Common Stock for which such January Warrant (as set forth on Schedule A) was exercisable immediately prior to the Effective Time (subject to adjustment in the event of a stock split, division or subdivision, stock dividend, reverse stock split, consolidation, reclassification, recapitalization or other similar transaction affecting the Company Common Stock), subject to Section 1.12 of the Merger Agreement.

ARTICLE VI

MISCELLANEOUS

6.1    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as Federal Express), one business day after mailing; (c) if sent by facsimile transmission or e-mail before 5:00 p.m. Eastern Time, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission or e-mail after 5:00 p.m. Eastern Time and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered; provided, that the notice or other communication is sent to the address, facsimile number or email address set forth (i) in the case to Parent or Purchaser, to the address or e-mail address set forth in Section 9.9 of the Merger Agreement and (ii) if to the Stockholder, to the Stockholder’s address, facsimile number or e-mail address set forth on a signature page hereto, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to each other party hereto.

6.2    Termination. This Agreement shall terminate automatically with respect to the Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any amendment to the Merger Agreement that reduces the amount, or changes the form, of consideration payable to the Stockholder in the Contemplated Transactions, imposes additional restrictions on the Stockholder or otherwise materially and adversely impacts the Stockholder, (d) a Company Adverse Change in Recommendation or (e) the mutual written consent of Parent and the Stockholder. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 6.2 shall relieve any party from liability for any Willful Breach of this Agreement prior to termination hereof and (y) the provisions of this Article VI shall survive any termination of this Agreement.

6.3    Amendments and Waivers.

(a)    Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)    No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power,

right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

6.4    Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer and the Merger are consummated.

6.5    Entire Agreement; Assignment. This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the prior written consent of the other parties shall be void and of no effect; provided, that Parent or Purchaser may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser, as the case may be, of its obligations hereunder.

6.6    Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that the Stockholder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions. It is accordingly agreed that Parent and Purchaser shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity. Any and all remedies herein expressly conferred upon Parent and Purchaser will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon Parent or Purchaser, and the exercise by Parent or Purchaser of any one remedy will not preclude the exercise of any other remedy.

6.7    Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware. In any action between any of the parties arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. The Stockholder hereby agrees that service of any process, summons, notice or document by U.S. registered mail in accordance with Section 6.1 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.

(b)    THE STOCKHOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. THE STOCKHOLDER CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF PARENT OR PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PARENT OR PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) THE STOCKHOLDER UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) THE STOCKHOLDER MAKES THIS WAIVER VOLUNTARILY, AND (IV) THE STOCKHOLDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.8    Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

6.9    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

6.10    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.11    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

6.12    Construction.

(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)    The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)    As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)    Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

(e)    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.13    Further Assurances. The Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to perform its obligations under this Agreement.

6.14    No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

6.15    Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder and warrantholder of the Company, and not in the Stockholder’s capacity as a director, officer or employee of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company (including any director or officer who is an Affiliate of the Stockholder) in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

[Signature Pages Follow]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT

LA JOLLA PHARMACEUTICAL COMPANY

By:
Name:
Title:

PURCHASER

TTP MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

STOCKHOLDER

[STOCKHOLDER]

By:
Name:
Title:

Address: [●]

[Signature Page to Exchange Agreement]

Schedule A

Stockholder	January Warrants	Date of Issuance of Subject Warrants	Number of Shares Underlying Subject Warrants